Exhibit 99.2
February 5, 2008
Manatt, Phelps & Phillips, LLC
11355 West Olympic Blvd.
Los Angeles, CA 90064
Attention: Gordon M. Bava, Esq.
Re: Irrevocable Trust Instructions, dated as of January 14, 2008 (“Trust Instructions”)
Dear Mr.Bava:
Reference is made to those certain Trust Instructions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Trust Instructions. Pursuant to paragraph 3 of the Trust Instructions, Image Entertainment, Inc. (“Image”) hereby informs Manatt, Phelps & Phillips, LLP (“Manatt”) of the following:
1.	The Merger has not closed.

2.	The Merger Agreement has been terminated by the Company.

3.	The Company is entitled to receive the Business Interruption Fee.

4.	The Company has delivered a copy of this notice to BTP Acquisition Company, LLC.
On the third business day after the receipt of this letter, subject to paragraph 4 of the Trust Instructions, Manatt shall release the Deposit from Trust and pay directly to the Company the Deposit by wire transfer to the account specified on Annex A hereto.

Yours truly, IMAGE ENTERTAINMENT, INC.
By:	/s/ Dennis Hohn Cho
	Name:	Dennis Hohn Cho
	Title:	General Counsel

cc:	Martin W. Greenwald David Grinberg, Esq. BTP Acquisition Company, LLC Michael Barnes, Esq. Richard J. Welch, Esq.
20525 NORDHOFF STREET • SUITE 200 • CHATSWORTH, CA 91311-6104 • TEL 818.407.9100
www.image-entertainment.com